Exhibit 3.4
                                                                -----------


      NUMBER                                               SHARES

       IN

   COMMON STOCK                                         COMMON STOCK
                                                     CUSIP  46205P  10  0
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                               ION NETWORKS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.0001 PAR VALUE, OF

         ION NETWORKS, INC. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation to all of which the holder by acceptance hereof assents.

      This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.







         THIS IS TO CERTIFY that




                          Dated:


ION NETWORKS, INC.                   COUNTER SIGNED AND REGISTERED
    -- Corporate Seal  --            AMERICAN STOCK TRANSFER & TRUST COMPANY
             1998                             (New York, New York)TRANSFER AGENT
       DELAWARE                      BY:           AND REGISTRAR


                                     AUTHORIZED SIGNATURE

 -----------------------------      -------------------------------
       , Secretary                    , Chief Executive Officer